UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

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                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                 June 4, 1997
               Date of Report (Date of earliest event reported)

                        Commission file number 0-16979


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                                  ADT LIMITED
            (Exact Name of Registrant as Specified in its Charter)

      BERMUDA                 Cedar House              Not Applicable
  (Jurisdiction of          41 Cedar Avenue           (I.R.S. Employer
  Incorporation or       Hamilton HM12, Bermuda      Identification No.)
   Organization)         (Address of Principal
                          Executive Offices)*          Not Applicable
                                                         (Zip Code)

Registrant's telephone number, including area code: (441) 295-2244*

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*        The executive offices of the subsidiary of registrant which supervises registrant's North American activities are at 1750 Clint Moore Road, Boca Raton, Florida 33431- 0835. The telephone number there is (561) 988-3600.


Item 5.  Other Events.

      On June 4, 1997 ADT Limited, the Registrant, announced that ADT Operations, Inc. ("ADT Operations"), a Delaware corporation and an indirect wholly owned subsidiary of the Registrant, is commencing a tender offer to purchase for cash all of its outstanding 8 1/4% Senior Notes due 2000 and all of its outstanding 9 1/4% Senior Subordinated Notes due 2003 (the "Notes"). ADT Operations also announced that it will solicit consents to proposed amendments to eliminate certain restrictive covenants and amend certain other provisions of the indentures pursuant to which the Notes were issued. Both the tender offers and solicitation of consents are subject to the terms and conditions of an Offer to Purchase and Consent Solicitation Statement, dated June 4, 1997, and the related Letters of Transmittal and Consent. The tender offer is being made in connection with the proposed business combination of Tyco International Ltd., a Massachusetts corporation, and ADT Limited.



Item 7.  Financial Statements and Exhibits.

(a)      Exhibits:

           99.1   ADT Limited Press Release dated June 4, 1997.



                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


       ADT LIMITED


       By: /s/ Stephen J. Ruzika
             Stephen J. Ruzika
             Chief Financial Officer, Executive
             Vice President and Director

Date: June 4, 1997



                                 EXHIBIT INDEX

Exhibit                                                     Page
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 99.1      ADT Limited Press Release dated June 4, 1997      5